PEDEVCO Corp S-4

Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the inclusion in this Registration Statement on Form S-4 of PEDEVCO Corp. of our report dated March 6, 2020 with respect to our evaluation of PEDEVCO Corp.’s Total Proved Reserves entitled “PEDEVCO Corp. Interests – Various Oil Properties in Colorado & New Mexico – Total Proved Reserves as of December 31, 2019.” We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Cawley, Gillespie & Associates, Inc. 13640 Briarwick Drive, Suite 100
Austin, Texas
October 13, 2020